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                                  EXHIBIT 99.1



                    LIGHTBRIDGE ANNOUNCES PLAN TO STREAMLINE
                             CALL CENTER OPERATIONS

BURLINGTON, MA - MARCH 25, 2003 -- Lightbridge, Inc. (Nasdaq: LTBG), today announced it intends to consolidate its Broomfield, Colorado call center operations into a neighboring Lightbridge facility and to its existing Lynn, Massachusetts call center. The Company's actions will result in the closure of its existing Broomfield call center. The Company expects to record a restructuring charge in the first quarter 2003 of approximately $100,000 for workforce reductions and a restructuring charge in the second quarter of 2003 of approximately $900,000 for facilities reductions and capital equipment write-offs.

"We believe our state-of-the-art call center technology, an integral part of our best practices, enables these changes without compromise or disruption to client service levels, while managing our expenses at more favorable levels. This action is part of our ongoing commitment to the control and management of our costs," said Pamela D.A. Reeve, Chief Executive Officer.

These actions when completed are expected to generate annualized cost savings of $1.2 million. The Company will provide further details regarding this action during its conference call to discuss its first quarter operating results, scheduled for Thursday, April 24, 2003.

ABOUT LIGHTBRIDGE, INC.

Lightbridge is a global enabler of mobile and online business solutions, offering software and services designed to maximize the lifetime value of customers, minimize risk, and drive profitability. Lightbridge real-time applications qualify customers, assess credit, screen for fraud, authenticate customers, monitor transaction behavior, and limit identity theft.

Since 1989, Lightbridge has helped wireless carriers reduce the risks associated with `faceless transactions'. Today's Lightbridge is applying that carrier-grade reliability and scalability to global e-businesses that want to minimize online customer risk with effective, efficient automated processes. Our combined solutions and

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services are designed to create a trusted environment for customers, while safeguarding business information and transactions. Businesses supported by Lightbridge can have the competitive edge to translate prospects into profitable lifetime customers, whether transactions are completed on wired, wireless, or Internet devices. Visit us at http://www.lightbridge.com or call 800-LIGHTBR.
Contacts:

         Glen Zimmerman                               Susan Griffin

         Media Relations                              Investor Relations
         Lightbridge, Inc.                            Lightbridge, Inc.
         781/359-4705                                 781/359-4854
         gzimmerman@lightbridge.com                   sgriffin@lightbridge.com


LIGHTBRIDGE and the Lightbridge logo are registered trademarks of Lightbridge, Inc. All other trademarks or registered trademarks are the properties of their respective owners.

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                           FORWARD-LOOKING STATEMENTS

Certain statements in this news release that are not statements of historical facts may constitute forward looking statements, including, without limitation, those relating to the impact of the restructuring on the Company's business and operations. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company's revenue concentration in the wireless telecommunications business, (iii) the adverse impact that the financial and operating difficulties of the Company's clients may have on the Company's future revenues, and financial and operating results, (iv) continuing rapid change in the telecommunications industry and other markets in which the Company does business that may affect both the Company and its clients, (v) the Company's ability to execute on its objectives, plans or strategies including, without limitation its plans to manage costs,
(vi) economic and political instability in the domestic and international markets including, without limitation, the impact of terrorist threats and hostilities and the declaration of war or similar actions, (vii) the impact of restructuring and other charges on the Company's business and operations, and
(viii) the factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission including, without limitation, its 2001 Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements.